Exhibit 99.1

NEWS RELEASE


TriMas Corporation Appoints Skip Autry as Chief Financial Officer; Benson Woo Becomes Executive Vice President of Corporate Development


BLOOMFIELD HILLS, Mich., Jan. 21, 2005 - TriMas Corporation announced today that it has appointed E.R. "Skip" Autry as the company's new chief financial officer
(CFO), effective January 24. Benson K. Woo, who has served as CFO since September 2003, has been named executive vice president - Corporate Development.

"TriMas is enhancing its corporate support services structure in order to provide an improved business unit support model," said TriMas President and CEO Grant H. Beard. "Skip's ascension into this role will provide TriMas with outstanding financial continuity, while enhancing our focus on operational efficiencies and cost management. In addition, Benson's strategic financial knowledge of TriMas will significantly enhance our corporate development efforts."

Based at TriMas' corporate headquarters in Bloomfield Hills, Autry will be responsible for the strategic financial leadership, including financial planning, external reporting, treasury, tax, capital strategies and attainment of TriMas financial imperatives.

Woo, also based at the company's headquarters, will assume responsibility for the strategic business development aspects, including merger and acquisition analysis, acquisition integration, financial analysis and acquisition due diligence. In addition, he will assist in the development of capital market, foreign cash and global financial strategies.

Autry has more than 20 years of financial and executive management experience. Most recently, he was TriMas' corporate controller, where he worked with the group controllers and provided financial consulting and strategic support to the senior management of the company.

Previously, he was vice president of finance at Freudenberg-NOK in Plymouth, Mich. From 1986 to 1995, he held various positions at Chrysler Corp., including director of corporate accounting, manager of corporate investment analysis and corporate staff controller. He began his career at Coopers & Lybrand in Detroit as a senior audit manager for Ford Motor Co.


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Autry earned a bachelor of science degree in accounting from Wayne State
University in Detroit and a master's degree in business administration from Michigan State University's Advanced Management Program in Troy, Mich. He is a certified public accountant.

Woo has 25 years of solid financial and executive management expertise. Prior to serving as CFO of TriMas, he was senior vice president of business development for Minnetonka, Minn.-based Metris Companies Inc., the 10th largest MasterCard and Visa credit card issuer. Previously, he served as vice president and CFO at York International Corporation in York, Pa. From 1994 to 1998, he was vice president and treasurer of Racine, Wis.-based Case Corporation (now CNH Global
NV) and from 1979 to 1994, Woo served in various financial positions for GM in Michigan, New York, Canada and Brazil.

Woo earned a bachelor of science degree in electrical engineering from the Massachusetts Institute of Technology in Cambridge, Mass. and a master's of business administration in finance from Harvard Business School in Boston, Mass. He has significant experience conducting business in Europe, Latin America and Asia and is fluent in Portuguese and Chinese.


About TriMas

Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide. TriMas is organized into four strategic business groups: Cequent Transportation Accessories, Rieke Packaging Systems, Fastening Systems and Industrial Specialties. TriMas has nearly 5,000 employees at 80 different facilities in 10 countries. For more information, visit www.trimascorp.com.

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Editor's Note: A native of the Detroit area, Autry currently resides in
               Birmingham, Mich.

               A native of San Francisco, Woo currently resides in Bloomfield Hills, Mich.